EXHIBIT 99.1
NEWS RELEASE
RANGE REPORTS RECORD RESULTS ON 28% PRODUCTION INCREASE
FORT WORTH, TEXAS, JULY 27, 2005...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced second quarter results. Record highs were achieved in production, revenues and cash flow. Production reached 232.8 Mmcfe per day, a 28% increase over the prior year period. Revenues totaled $119.7 million, a 74% increase over the prior year. Cash flow from operations before changes in working capital, a non-GAAP measure, increased 83% to $80.1 million. Net income to common jumped 191% to $21.7 million, while diluted earnings per share rose 117% to $0.26. Excluding a $5.3 million non-cash deferred compensation expense, second quarter net income would have been $25.0 million or $0.31 per share ($0.30 fully diluted). (See accompanying table for calculation of these non-GAAP measures.)
Oil and gas revenues totaled $118.7 million, 76% higher than the prior year due to a 28% increase in production coupled with a 37% increase in realized prices. Production totaled 232.8 Mmcfe per day, comprised of 168.8 Mmcf of gas (73%) and 10,668 barrels of oil and liquids. Wellhead prices, after adjustment for hedging, averaged $5.60 per mcfe, a $1.51 increase over the prior-year period. The average gas price rose 39% to $5.63 per mcf, as the average oil price rose 33% to $35.94 a barrel. Operating expenses per mcfe increased to $0.82 per mcfe due to higher than normal workover expense primarily due to three large workovers in the Gulf of Mexico. Exploration expense rose due to $5.7 million of seismic expenditures. General and administrative expense decreased two cents per mcfe. Interest expense increased as a result of higher debt balances due to acquisitions. Depletion, depreciation and amortization per mcfe increased eight cents to $1.44 per mcfe.
Second quarter development and exploration expenditures totaled $80.1 million, funding the drilling of 209 (159 net) wells and 31 (27 net) recompletions. All but five of the wells proved productive for a 97% success rate. By quarter end, 118 (82 net) of the wells had been placed on production, with the remainder in various stages of completion or waiting on pipeline connection. The expenditures included $6.3 million of leasehold additions and $5.7 million of seismic purchases. In addition, $127.0 million was spent during the quarter on property acquisitions.
Drilling activity in the third quarter remains high with 27 rigs currently running. For the year, Range anticipates drilling 820 (609 net) wells and undertaking 75 (53 net) recompletions. During the quarter, Range also continued to expand several of its key drilling areas and emerging plays. In Appalachia, the first of three deep horizontal Trenton Black River wells in Bradford County, Pennsylvania was initiated. In the Appalachian shale play, a second test well offsetting our initial test has spud, and two additional vertical wells and a horizontal well are scheduled before year-end. Range is also expanding its leasehold position in both the Appalachian shale play as well as its Texas shale play. With regard to the coal bed methane plays, drilling at the Nora Field is continuing to drive up production while step-out drilling in the Haysi Field has been encouraging. The first five CBM wells at Haysi are on production with initial results indicating high-quality commercial coals comparable to those found in the Nora Field. As a result, a follow on ten-well program has been initiated at Haysi. Also, at the 77,000 acre Widen Field in West Virginia, Range has initiated coring operations to determine gas content of the coals that exist across the field. In the Midcontinent, production is up 18% for the first half of the year due to increased drilling activity primarily on properties acquired last year. A deep Mountain Front exploratory test in the Anadarko Basin has spud and is expected to reach total depth in late 2005. In the Permian Basin, drilling and refracs continue to increase production. At the West Furhman Mascho Field in Andrews County, Texas production is up 25% since year-end. On our newly acquired properties in southeastern New Mexico, plans are to drill 41 wells over the next 12 months. A two-rig program is scheduled to commence in August. In the Gulf Coast region, the Monceaux #1, our fourth consecutive successful well in our onshore South Louisiana program, came online at an initial rate of 6.4 (2.2 net) Mmcfe per day. Offshore, Range has a 15% working interest in the West Cameron 295 #2 well which recently reached total depth and encountered 150 feet of pay in two intervals. First production is anticipated later this year.
Commenting, John H. Pinkerton, the Company’s President, said, “Range made great progress in the first half of 2005. Our 800+ well drilling program is on schedule and the emerging plays are making solid headway. Our recent acquisition of Permian Basin properties in southeast New Mexico added production and reserves at an attractive cost and expands our inventory of low-risk drilling opportunities. Importantly, our realized oil and gas prices are increasing rapidly as lower price swaps continue to roll off. Higher realized prices, combined with the success of our drilling and acquisition programs is driving record levels of production, revenue, cash flow and earnings. We anticipate this trend to continue throughout the remainder of 2005. Looking further ahead, driven by our large, multi-year drilling inventory and 2.6 million acre leasehold position, Range is well positioned to continue to profitably grow production and reserves for many years to come.”
The Company will host a conference call on Thursday, July 28 at 2:00 p.m. ET to review these results. To participate in the call, please dial 877-207-5526 and ask for the Range Resources second quarter financial results conference call. A replay of the call will be available through August 4 at 800-642-1687. The conference ID for the replay is 7930809.
A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.
Non-GAAP Financial Measures:
Earnings for second quarter 2005 include a non-cash deferred compensation expense of $5.3 million and net ineffective hedging losses of $14,000. Excluding such items, income before income taxes would have been $39.9 million, a 148% increase from the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $25.0 million or $0.31 per share ($0.30 fully diluted). If similar items were excluded, 2004 earnings would have been $10.1 million or $0.16 per share ($0.16 per diluted share). In 2004, results were impacted by $1.3 million in ineffective hedging gains and a $4.3 million deferred compensation expense. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.
Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to Cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
Except for historical information, statements made in this release, including those relating to attractive acquisition costs, future earnings, cash flow, capital expenditures and profitably growing production are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

2005-23
Contacts:		Rodney Waller, Senior Vice President

Karen Giles
(817) 870-2601
www.rangeresources.com

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
 (Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004		2005	2004
Revenues
Oil and gas sales	$118,723	$67,553		$226,138	$132,921
Transportation and gathering	631	344		1,159	811
Ineffective hedging gain (loss) (a)	123	971		248	(583)
Other (b)	207	(172)		99	(920)

	119,684	68,696	74%	227,644	132,229	72%

Expenses
Direct operating	17,419	10,406		32,227	20,401
Production and ad valorem taxes	7,034	4,801		12,789	9,051
Exploration	9,124	4,200		12,395	7,767
General and administrative	6,241	5,052		12,844	9,488
Non-cash deferred compensation adjustment (c)	5,276	4,303		9,343	8,688
Interest	9,547	4,422		18,131	8,567
Depletion, depreciation and amortization	30,436	22,444		60,198	44,692

	85,077	55,628	53%	157,927	108,654	45%

Income before income taxes	34,607	13,068	165%	69,717	23,575	196%

Income taxes
Current	—	44		—	44
Deferred	12,946	4,835		26,053	8,722

	12,946	4,879		26,053	8,766

Net income	$21,661	$8,189	165%	$43,664	$14,809	195%

Preferred dividends	—	(737)		—	(1,475)

Net income available to common shareholders	$21,661	$7,452	191%	$43,664	$13,334	227%

Net income per common share — basic	$0.27	$0.13	108%	$0.54	$0.24	125%

Net income per common share — diluted	$0.26	$0.12	117%	$0.52	$0.23	126%

Weighted average shares outstanding, as reported
Basic	81,117	57,315	42%	80,518	56,145	43%
Diluted	84,173	60,245	40%	83,571	58,948	42%

(a)	Included in Other revenues in 10-Q.

(b)	Includes net losses from IPF of $227 and $549 for three months ended June 30, 2005 and 2004, respectively and $501 and $1,215 for the six months ended June 30, 2005 and 2004, respectively.

(c)	Included in General and administrative expenses in 10-Q. It is based upon increases in Company’s stock price between periods.

RANGE RESOURCES CORPORATION
OPERATING HIGHLIGHTS
 (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004		2005	2004
Average Daily Production Oil (bbl)	7,950	6,440	23%	7,926	6,224	27%
Natural gas liquids (bbl)	2,718	2,619	4%	2,742	2,579	6%
Gas (mcf)	168,834	127,308	33%	166,840	126,712	32%
Equivalents (mcfe) (a)	232,842	181,665	28%	230,846	179,534	29%

Prices Realized
Oil (bbl)	$35.94	$27.11	33%	$36.08	$25.79	40%
Natural gas liquids (bbl)	$25.33	$19.71	29%	$23.88	$19.36	23%
Gas (mcf)	$5.63	$4.05	39%	$5.38	$4.10	31%
Equivalents (mcfe) (a)	$5.60	$4.09	37%	$5.41	$4.07	33%

Operating Costs per mcfe
Field expenses	$0.69	$0.61	13%	$0.68	$0.59	13%
Workovers	$0.13	$0.02	550%	$0.09	$0.03	200%

Total Operating Costs	$0.82	$0.63	30%	$0.77	$0.62	22%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.
BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Current assets	$86,347	$110,026
Current deferred tax asset	36,249	26,310
Oil and gas properties	1,617,790	1,402,359
Transportation and field assets	37,872	37,282
Other	24,420	19,429

	$1,802,678	$1,595,406

Liabilities and Stockholders’ Equity
Current liabilities	$101,820	$109,335
Current asset retirement obligation	5,706	6,822
Current unrealized hedging loss	92,831	61,005

Bank debt	265,700	423,900
Subordinated notes	346,799	196,656

Total long-term debt	612,499	620,556

Deferred taxes	151,050	117,713
Unrealized hedging loss	40,528	10,926
Deferred compensation liability	49,535	38,799
Long-term asset retirement obligation	66,093	63,910
Common stock and retained deficit	777,154	619,084
Stock in deferred compensation plan and treasury	(12,480)	(9,443)
Other comprehensive loss	(82,058)	(43,301)

Total stockholders’ equity	682,616	566,340

	$1,802,678	$1,595,406

RANGE RESOURCES CORPORATION
CASH FLOWS FROM OPERATIONS
 (Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net income	$21,661	$8,189	$43,664	$14,809
Adjustments to reconcile Net income to net cash provided by operations:
Deferred income tax expense	12,946	4,835	26,053	8,722
Depletion, depreciation and amortization	30,436	22,444	60,198	44,692
Exploration expense	1,330	2,210	1,813	3,429
Unrealized hedging (gain) loss	15	(1,291)	(293)	(536)
Adjustment to IPF valuation allowance and allowance for bad debts	225	757	450	1,286
Amortization of deferred issuance costs	416	268	853	472
Deferred compensation adjustment	5,491	4,450	9,960	9,008
(Gain) loss on sale of assets and other	(4)	(302)	4	(109)

Changes in working capital:
Accounts receivable	328	(7,420)	18,056	(4,456)
Inventory and other	(7,557)	1,405	(8,074)	(5,039)
Accounts payable	(1,498)	8,902	(15,166)	6,660
Accrued liabilities	14,276	4,681	5,889	2,412

Net changes in working capital	5,549	7,568	705	(423)

Net cash provided by operations	$78,065	$49,128	$143,407	$81,350

RECONCILIATION OF CASH FLOWS
 (In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net cash provided by operations	$78,065	$49,128	$143,407	$81,350

Net change in working capital	(5,549)	(7,568)	(705)	423

Exploration expense	7,794	1,990	10,582	4,338

Other	(237)	178	(638)	(187)

Cash flow from operations before changes in working capital, non-GAAP measure	$80,073	$43,728	$152,646	$85,924

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
 (Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Basic:
Weighted average shares outstanding	82,492	58,988	81,926	57,817
Stock held by deferred compensation plan	(1,375)	(1,673)	(1,408)	(1,672)

	81,117	57,315	80,518	56,145

Dilutive:
Weighted average shares outstanding	82,492	58,988	81,926	57,817
Dilutive stock options under treasury method	1,681	1,257	1,645	1,131

	84,173	60,245	83,571	58,948

RANGE RESOURCES CORPORATION
RECONCILATION OF NET INCOME BEFORE INCOME TAXES
AS REPORTED TO NET INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN NON-CASH ITEMS
 (Unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2005	2004		2005	2004
Income before income taxes as reported	$34,607	$13,068	165%	$69,717	$23,575	196%
Adjustment for certain non-cash items
(Gain) loss on sale of properties	(25)	(11)		(16)	(10)
(Gain) loss on retirement of securities	—	34		—	34
Ineffective commodity hedging (gain) loss	(123)	(971)		(248)	583
Amortization of ineffective interest hedges (gain) loss	137	(320)		(46)	(1,119)
Deferred compensation adjustment	5,276	4,303		9,343	8,688

Income before income taxes as adjusted	39,872	16,103	148%	78,750	31,751	148%

Income taxes, adjusted
Current	—	44		—	44
Deferred	14,916	5,958		29,430	11,747

Net income excluding certain items	$24,956	$10,101	147%	$49,320	$19,960	147%

Non-GAAP earnings per share
Basic .	$0.31	$0.16	94%	$0.61	$0.33	85%

Diluted	$0.30	$0.16	88%	$0.59	$0.31	90%

HEDGING POSITION
 As of July 27, 2005 (unaudited)

		Gas		Oil		NGLs
		Volume	Average	Volume	Average	Volume	Average
		Hedged	Hedged	Hedged	Hedged	Hedged	Hedged
		(MMBtu/d)	Prices	(Bbl/d)	Prices	(Bbl/d)	Prices
3Q – 4Q 2005	Swaps	44,793	$4.17	1,144	$26.83	652	$19.20
3Q – 4Q 2005	Collars	69,397	$5.22 - $6.99	4,414	$29.84 - $37.05	—	—

Calendar 2006	Swaps	10,788	$6.43	400	$35.00	—	—
Calendar 2006	Collars	87,363	$5.99 - $8.10	6,864	$39.83 - $49.05	—	—

Calendar 2007	Swaps	7,500	$6.86	—	—	—	—
Calendar 2007	Collars	42,500	$6.37 - $8.59	3,200	$48.71 - $58.44	—	—